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                                                                   EXHIBIT 11.1


                 Total Control Products, Inc. and Subsidiaries
                      Computation of Earnings Per Share


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                                                       March 31,
                                       ---------------------------------------
COMPUTATION OF NET INCOME (LOSS)
  PER SHARE:                              1996           1997           1998
                                          ----           ----           ----
Net income (loss) available
  for common shareholders............. $ (608,964)   $(10,625,477)   $4,066,980
Interest on convertible debt,
  net of tax benefit..................          - (a)           - (a)         -
Net income (loss) adjusted for
  "as if converted" common stock
  equivalents......................... $ (608,964)   $(10,625,477)   $4,066,980
                                       ----------    ------------    ----------
                                       ----------    ------------    ----------

Weighted average shares outstanding -
  Basic Shares........................  4,647,896       4,947,323     7,389,697

Dilutive effect of stock options......          - (a)           - (a)   180,300
Conversion of Class C Exchangeable
  common stock of subsidiary..........          -               - (a)   767,112
Conversion of subordinating
  debentures..........................          - (a)           - (a)         -
                                       ----------    ------------    ----------
Diluted Shares Outstanding              4,647,896       4,947,323     8,337,109
                                       ----------    ------------    ----------
                                       ----------    ------------    ----------

Basic earnings (loss) per share        $    (0.13)   $      (2.15)   $     0.55
Diluted earnings (loss) per share      $    (0.13)   $      (2.15)   $     0.49
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